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                                 Exhibit 23.1

                  (Letterhead of Goldstein Golub Kessler LLP)

                         INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of The Ashton Technology Group, Inc.

        We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated May 7, 1999, except for paragraph two of Note 14, as to which the date is June 4, 1999, on the consolidated balance sheet of The Ashton Technology Group, Inc. and Subsidiaries as of March 31, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the March 31, 1999 annual report on Form 10-KSB of The Ashton Technology Group, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "experts" in such Prospectus.


/s/ Goldstein Golub Kessler LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

September 14, 1999